                                                                EXHIBIT 4.7

                             SIXTH SUPPLEMENTAL INDENTURE

     THIS SIXTH SUPPLEMENTAL INDENTURE (the "Sixth Amendment") is dated as of December 21, 1998, by and among GRAND CASINOS, INC., a Minnesota corporation (the "Issuer"), GRAND CASINOS RESORTS, INC., GRAND CASINOS OF MISSISSIPPI, INC.-GULFPORT, GRAND CASINOS OF MISSISSIPPI, INC.-BILOXI, GRAND CASINOS BILOXI THEATER, INC., MILLE LACS GAMING CORPORATION, GRAND CASINOS OF LOUISIANA, INC.-TUNICA- BILOXI, GRAND CASINOS OF LOUISIANA, INC.-COUSHATTA, GCA ACQUISITION SUBSIDIARY, INC., BL DEVELOPMENT CORP., GRAND CASINOS NEVADA I, INC., BL RESORTS I, LLC, and GCG RESORTS I, LLC, GRAND CASINOS PECHANGA, INC., GRAND CASINOS WASHINGTON, INC. and GRAND MEDIA & ELECTRONICS DISTRIBUTING, INC., (collectively, the "Guarantors"), GRAND CASINOS OF MISSISSIPPI, LLC-GULFPORT (the "New Guarantor") and FIRSTAR BANK OF MINNESOTA, N.A., a national association, as trustee (the "Trustee").

                                      RECITALS:

     WHEREAS, the Issuer, the Guarantors and the Trustee previously entered into that certain Indenture dated as of November 30, 1995, as amended by First Amendment to Indenture, dated as of May 10, 1996, as amended by Second Amendment to Indenture, dated as of September 16, 1997, as amended by Third Amendment to Indenture, dated September 25, 1997, as amended by Fourth Amendment to Indenture, dated November 24, 1998, and as amended by Fifth Amendment to Indenture, dated November 24, 1998 (collectively, the "Indenture"), providing for the issuance of the Issuer's 10-1/8% First Mortgage Notes due December 1, 2003 (the "Notes"); and

     WHEREAS, pursuant to Section 9.01(a)(v) of the Indenture, the Issuer, the Guarantors and the Trustee may amend the Indenture without the consent of the Holders of the Notes to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for additional Note Guarantees pursuant to the Indenture); and

     WHEREAS, pursuant to Article XI of the Indenture, the Issuer has formed an additional Subsidiary identified as follows: Grand Casinos of Mississippi, LLC - Gulfport, a Mississippi limited liability company (the "New Guarantor"); and

     WHEREAS, pursuant to Article XI of the Indenture, the Issuer and each Guarantor separately, independently and respectively desire to cause the New Guarantor to become a "Guarantor" and to amend the Indenture to provide for the same; and

     WHEREAS, Grand Casinos of Mississippi, Inc.-Gulfport, a Minnesota corporation and a wholly owned subsidiary of Resorts ("Gulfport Inc.") and Grand Casinos of Mississippi, LLC-Interim Gulfport, a Minnesota limited liability company and a wholly owned subsidiary of the

                                               SIXTH SUPPLEMENTAL INDENTURE


Pledgor ("Gulfport LLC (MN)") have entered into that certain Articles of Merger dated December 21, 1998 pursuant to which Gulfport Inc. will merge with and into Gulfport LLC (MN), with Gulfport LLC (MN) as the surviving entity; and

     WHEREAS, Gulfport LLC (MN) and the New Guarantor have entered into that certain Agreement and Plan of Merger dated December 21, 1998, pursuant to which Gulfport LLC (MN) will merge with and into the New Guarantor with the New Guarantor as the surviving entity; and

     WHEREAS, in connection with the foregoing mergers, the New Guarantor desires to assume all obligations of Gulfport Inc. under the Indenture and all applicable Collateral Documents.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party hereto agrees as follows for the benefit of the others and for the equal and ratable benefit of the
Holders:

     Section 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed in the Indenture.

     Section 2. ADDITIONAL NOTE GUARANTEES. Pursuant to Section 11.02 of the Indenture, the New Guarantor hereby, on a senior basis, jointly and severally unconditionally guarantees the Company's obligations under the Notes, the Indenture, and the Collateral Documents to the full extent specified in
Article XI of the Indenture as if such New Guarantor was a Guarantor at the time of execution of the Indenture on November 30, 1995.

     Section 3. ASSUMPTION OF GULFPORT, INC. OBLIGATIONS. The New Guarantor, as the successor by the merger to Gulfport, Inc., hereby assumes and agrees to be bound by all of the terms, covenants and provisions of each Collateral Document that has been previously executed and delivered by Gulfport Inc. to the Trustee.

     Section 4. REPRESENTATIONS AND WARRANTIES. The Issuer, the Guarantors and the New Guarantor represent and warrant to the Trustee that this Sixth Amendment constitutes the respective legal, valid and binding obligations of each of said parties, enforceable in accordance with its terms (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium or similar laws or principles of equity affecting the enforcement of creditor's rights generally).

     Section 5. ENTIRE AGREEMENT; RATIFICATION. This Sixth Amendment represents the entire agreement between the parties and supersedes any prior agreements or understandings with respect to the subject matter hereof. Except as modified or supplemented in connection herewith, the Indenture shall continue in full force and effect in accordance with its original terms.

                                      -2-
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                                               SIXTH SUPPLEMENTAL INDENTURE


     Section 6. GOVERNING LAW. This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of New York and the United States of America.

     Section 7. COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than the one signed by the party against which enforcement is sought.



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                                      -3-
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                                               SIXTH SUPPLEMENTAL INDENTURE


     IN WITNESS WHEREOF, this Sixth Supplemental Indenture is executed as of the date first above written.

                    ISSUER:

                    GRAND CASINOS, INC.

                         BY: /s/  Timothy Cope
                            ------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                    GUARANTORS:

                    GRAND CASINOS OF MISSISSIPPI, INC.-BILOXI

                         BY:      /s/  Timothy Cope
                            ------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                    GRAND CASINOS BILOXI THEATER, INC.

                         BY:      /s/  Timothy Cope
                            ------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                    MILLE LACS GAMING CORPORATION

                         BY:      /s/  Timothy Cope
                            ------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                    GRAND CASINOS OF LOUISIANA, INC.-TUNICA-BILOXI

                         BY:      /s/  Timothy Cope
                            -------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                                               SIXTH SUPPLEMENTAL INDENTURE


                    GRAND CASINOS OF LOUISIANA, INC.-COUSHATTA

                         BY:      /s/  Timothy Cope
                            -------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                    GCA ACQUISITION SUBSIDIARY, INC.

                         BY:      /s/  Timothy Cope
                            -------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                    BL DEVELOPMENT CORP.

                         BY:      /s/  Timothy Cope
                            -------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                    GRAND CASINOS NEVADA I, INC.

                         BY:      /s/  Timothy Cope
                            -------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                    BL RESORTS I, LLC

                         BY:      /s/  Timothy Cope
                            -------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                    GCG RESORTS I, LLC

                         BY:      /s/  Timothy Cope
                            -------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                    GRAND CASINOS PECHANGA, INC.

                         BY:      /s/  Timothy Cope
                            -------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                                               SIXTH SUPPLEMENTAL INDENTURE


                    GRAND CASINOS WASHINGTON, INC.

                         BY:      /s/  Timothy Cope
                             ------------------------------------
                             Name:     Timothy J. Cope
                             Title:    CFO

                    GRAND MEDIA & ELECTRONICS DISTRIBUTING, INC.

                         BY:      /s/  Timothy Cope
                            -------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                    NEW GUARANTOR

                    GRAND CASINOS OF MISSISSIPPI, LLC - GULFPORT

                         BY:      /s/  Timothy Cope
                            -------------------------------------
                            Name:     Timothy J. Cope
                            Title:    CFO

                    TRUSTEE

                    FIRSTAR BANK OF MINNESOTA, N.A.

                         BY:      /s/ Frank Leslie
                            -------------------------------------
                            Name:     Frank P. Leslie, III
                            Title:    Vice President